                                                                     EXHIBIT 5.1


                            [AMY WATERS LETTERHEAD]





                                 June 30, 1998


U.S. Automobile Acceptance SNP-III, Inc.
1120 N.W. 63rd
Suite G-106
Oklahoma City, Oklahoma 73116

Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-1, File No. 333-44189 (the "Registration Statement"), of U.S. Automobile SNP-IV, Inc., a Texas corporation (the "Company"), filed under the Securities Act of 1933, as amended (the "Act"), covering the proposed issuance and sale of up to $40,000,000 aggregate principal amount of Asset-Backed Promissory Notes (the "Notes"), to be issued under an indenture (the "Indenture") to be entered into between the Company and Sterling Trust Company, as trustee (the "Trustee").

         In connection therewith, I have reviewed originals or copies authenticated to my satisfaction of (i) the Certificate of Incorporation and By-Laws of the Company, (ii) the Minute Book of the Company containing the minutes of directors' and shareholders' meetings and actions, (iii) the Registration Statement and the exhibits thereto, including the proposed forms of the Notes and the Indenture, and (iv) such certificates of public officials and of officers of the Company as I have deemed necessary as a basis for the opinions herein expressed. As to some questions of fact material to these opinions, I have, where relevant facts were not independently established, relied upon a certificate of officers of the Company.

         Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Texas.

         2. The Indenture and the Notes have been validly authorized by the Company. After the Indenture has been duly executed and delivered on behalf of the Company, the Trustee, and the Servicer named therein, the Notes, when executed, authenticated, issued and delivered pursuant to the Indenture and sold as contemplated by the Registration Statement, will be legally issued and will constitute valid and binding obligations of the Company.

U.S. Automobile Acceptance SNP-IV, Inc.
June 30, 1998
Page 2





         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included therein. This letter consent does not constitute a consent under
Section 7 of the Act, and in permitting my name to appear under the heading "Legal Matters" I have not certified any part of the Registration Statement, or, except in connection with the filing of this opinion, otherwise come within the category of persons whose consent is required under Section 7 or under the rules or regulations of the Securities and Exchange Commission.

                                        Sincerely,



                                        Amy Waters